Exhibit 23.5

[JEFFERS, DANIELSON, SONN & AYLWARD, P.S. LETTERHEAD]

October 10, 2007

Jeffers, Danielson, Sonn & Aylward, P.S. hereby consents to the inclusion of its Tax Option Letter addressed to NCW Community Bank and dated October 9, 2007 into the Post-Effective Amendment No. 1 to Form S-4 Registration Statement for filing with the Securities and Exchange Commission in relation to the merger between NCW Community Bank and Banner Corporation.

                         Sincerely,

                                        /s/ Peter A. Spadoni

                                             Peter A. Spadoni